
<ARTICLE>                                  5
<CIK>                                      0000075448
<NAME>                                     NSTOR TECHNOLOGIES, INC.
<MULTIPLIER>                               1,000

<PERIOD-TYPE>                              3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                                                2,612
<SECURITIES>                                                              0
<RECEIVABLES>                                                         9,324
<ALLOWANCES>                                                         (1,587)
<INVENTORY>                                                           6,561
<CURRENT-ASSETS>                                                     18,289
<PP&E>                                                               24,565 <F1>
<DEPRECIATION>                                                       (5,147)<F2>
<TOTAL-ASSETS>                                                       37,774
<CURRENT-LIABILITIES>                                                18,211
<BONDS>                                                                   0
<PREFERRED-MANDATORY>                                                     0
<PREFERRED>                                                               0 <F3>
<COMMON>                                                              1,569
<OTHER-SE>                                                           11,657
<TOTAL-LIABILITY-AND-EQUITY>                                         37,774
<SALES>                                                              12,540
<TOTAL-REVENUES>                                                     12,571
<CGS>                                                                 8,969
<TOTAL-COSTS>                                                         5,113
<OTHER-EXPENSES>                                                      1,116 <F4>
<LOSS-PROVISION>                                                          0
<INTEREST-EXPENSE>                                                      298
<INCOME-PRETAX>                                                       2,650
<INCOME-TAX>                                                              0
<INCOME-CONTINUING>                                                   2,650
<DISCONTINUED>                                                            0
<EXTRAORDINARY>                                                           0
<CHANGES>                                                                 0
<NET-INCOME>                                                          2,650 <F5>
<EPS-BASIC>                                                            0.08
<EPS-DILUTED>                                                          0.07

<F1> PP&E includes $18,165 of goodwill and other intangible assets.
<F2> Accumulated depreciation includes $1,865 of accumulated amortization.
<F3> Preferred  stock  issued  and  outstanding  as  of  3/31/00   includes  the
     following: Series C Convertible Preferred Stock - 3,000 shares; Series D Convertible Preferred Stock - 2,000 shares; Series E Convertible Preferred Stock - 3,500 shares; and Series F Convertible Preferred Stock - 936 shares.
<F4> Other expenses represents depreciation and amortization.
<F5> Net income  does not  include  dividends  on  preferred  stock.  Net income applicable to common stock is $2,439.

